Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Second Quarter 2018 Financial Results

Lowers 2018  Guidance

Scottsdale, Ariz. – July 27, 2018 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the second quarter ended June 30, 2018, as summarized below:

	Three Months Ended			Six Months Ended
	June 30			June 30
(In millions, except per share amounts)	2018	2017	Chg	2018	2017	Chg
Net revenue	$1,810.9	$1,419.1	27.6%	$3,616.0	$2,724.8	32.7%
Net income	$13.6	$5.5	146.4%	$25.0	$23.2	7.6%
Segment profit [1]	$68.0	$54.3	25.2%	$123.6	$124.2	-0.5%
Adjusted net income [1]	$23.3	$14.1	65.2%	$44.1	$40.2	9.7%
Per share results:
Earnings per share	$0.53	$0.23	130.4%	$0.98	$0.97	1.0%
Adjusted earnings per share [1]	$0.92	$0.59	55.9%	$1.73	$1.67	3.6%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue increased 27.6 percent over the second quarter of 2017 to $1.8 billion.
•	Net income increased 146.4 percent over the second quarter of 2017 to $13.6 million.
•	Segment profit increased 25.2 percent over the second quarter of 2017 to $68.0 million.
•	Adjusted net income increased 65.2 percent from the second quarter of 2017 to $23.3 million.

•

Unrestricted cash and investments were $244.4 million as of June 30, 2018. Approximately $115.8 million of the unrestricted cash and investments as of June 30, 2018, is related to excess capital and undistributed earnings held at regulated entities.

•

On May 24, 2018, the Company’s board of directors approved an additional $200 million to the current $200 million stock repurchase plan which will now authorize the Company to purchase up to $400 million. The board also extended the end date for an additional two years until October 22, 2020.

•	In May, the Company was named to the annual Fortune 500 list of America’s largest corporations by revenue for the first time in the Company’s history.

Net Revenue

Net revenue for the second quarter ended June 30, 2018, was $1.8 billion, an increase of 27.6 percent over the same period in 2017. This increase was mainly driven by net business growth and the annualization of revenue from the prior year acquisition of Senior Whole Health.

Segment Profit

Segment profit was $68.0 million for the second quarter, compared to $54.3 million in the prior year quarter.

•

Healthcare segment profit was $43.9 million, which represents an increase of 46.2 percent over the second quarter of 2017. The increase was mainly due to several factors, including:  the incremental contribution of the Senior Whole Health acquisition; $8 million of favorable out of period development in the current quarter, the majority of which relates to the first quarter 2018;  and net improvements in our Commercial business; partially off-set by a rate reduction in Florida and operating losses in Virginia.

•

Pharmacy management segment profit was $29.9 million, which was a  decrease of 11.7 percent from the second quarter of 2017. This decrease was primarily driven by a decline in earnings in our specialty carve-out business resulting from lost formulary management contracts.

•

Corporate costs inclusive of eliminations,  but excluding stock compensation expense, totaled $5.8 million, compared to $9.6 million in the second quarter of 2017. This decrease was largely due to lower discretionary benefit expenses.

Cash Flow & Balance Sheet

Cash flow from operations for the six months ended June 30, 2018, was $21.1 million versus $3.8 million in the six months ended June 30, 2017. The improved cash flow in the current year is mainly attributable to a decrease in tax payments and other net favorable working capital changes.

As of June 30, 2018, the Company’s unrestricted cash and investments totaled $244.4 million, which represents a decrease of $16.8 million from the balance at December 31, 2017. Approximately $115.8 million of the unrestricted cash and investments at June 30, 2018, is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at June 30, 2018, was $435.0 million versus the balance at December 31, 2017 of  $465.4 million.

On May 24, 2018, the Company’s board of directors approved an additional $200 million to the current $200 million stock repurchase plan which now authorizes the Company to purchase up to $400 million. The board also extended the end date for an additional two years until October 22, 2020. As of July 20, 2018, the total remaining under this increased authorization was $234.6 million.

Outlook

The Company is lowering its 2018 full year earnings guidance.

“We are updating our guidance ranges to reflect the following: the impact of lost contracts and delays in closing on pipeline opportunities in our pharmacy specialty carve-out business; the impact of our continued cost of care pressure in Virginia; and in New York, the impact of lower than expected membership growth as well as lower than anticipated capitation rates, partially offset by improvements in care management,” said Jonathan N. Rubin, chief financial officer of Magellan Health.

The Company now anticipates segment profit in the range of $330 million to $350 million. In addition, the Company expects revenue in the range of $7.3 billion to $7.5 billion, net income in the range of $93 million to $117 million, adjusted net income in the range of $132 million to $152 million, EPS in the range of $3.65 to $4.59 and adjusted EPS in the range of $5.18 to $5.96.

“Compared to the first half of 2018, we expect the segment profit to sequentially increase for the remainder of the year due to the following three factors: earnings seasonality in both our healthcare and pharmacy businesses, margin expansion due to initiatives in our healthcare segment, and new business and same store growth,” said Rubin. “While we expect these items to have a favorable impact in the third quarter, we anticipate a greater impact in the fourth quarter.”

“I am confident in our strategy and optimistic about our continued growth trajectory,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “2018 will continue to be a year of focused execution for Magellan, and our strategy remains unchanged.”

	July 27, 2018		April 26, 2018
2018 Guidance	Low	High	Low	High
Net revenue	$7,300.0	$7,500.0	$7,500.0	$7,800.0
Income before income taxes	$132.0	$170.0	$165.0	$203.0
Net income	$93.0	$117.0	$113.0	$137.0
Segment Profit[1]	$330.0	$350.0	$365.0	$385.0
Adjusted net income[1]	$132.0	$152.0	$151.0	$171.0

Per share results:
Earnings per share[2]	$3.65	$4.59	$4.41	$5.35
Adjusted earnings per share[1][2]	$5.18	$5.96	$5.90	$6.68

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2] 2018 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business July 20, 2018,  but excludes the impact of any potential future activity.

Earnings Conference Call

Management will discuss the Company’s second quarter results on a conference call scheduled for Friday, July 27, 2018 at 8:00 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 and use passcode “2nd Quarter 2018” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com.  A telephonic replay will be available shortly after the conclusion of the call through August 26, 2018. This replay may be accessed by dialing 1-866-501-5116 (Domestic) or 1-203-369-1840 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2018 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2017	June 30, 2018
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$398,732	$246,109
Accounts receivable, net	660,775	839,773
Short-term investments	310,578	412,770
Pharmaceutical inventory	40,945	50,333
Other current assets	72,323	119,164
Total Current Assets	1,483,353	1,668,149
Property and equipment, net	158,638	160,702
Long-term investments	17,287	20,478
Deferred income taxes	813	1,554
Other long-term assets	22,567	30,909
Goodwill	1,006,288	1,014,321
Other intangible assets, net	268,288	243,646
Total Assets	$2,957,234	$3,139,759

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$74,300	$76,458
Accrued liabilities	193,635	268,258
Short-term contingent consideration	6,892	7,062
Medical claims payable	327,625	397,550
Other medical liabilities	177,002	183,222
Current debt and capital lease obligations	112,849	90,546
Total Current Liabilities	892,303	1,023,096
Long-term debt and capital lease obligations	740,888	734,503
Deferred income taxes	12,298	10,928
Tax contingencies	14,226	15,058
Long-term contingent consideration	1,925	2,058
Deferred credits and other long-term liabilities	19,100	35,346
Total Liabilities	1,680,740	1,820,989

Stockholders’ Equity:
Ordinary common stock	530	535
Additional paid-in capital	1,274,811	1,311,316
Retained earnings	1,399,495	1,420,271
Accumulated other comprehensive loss	(380)	(567)
Ordinary common stock in treasury, at cost	(1,397,962)	(1,412,785)
Total Stockholders’ Equity	1,276,494	1,318,770
Total Liabilities and Stockholders’ Equity	$2,957,234	$3,139,759

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Net revenue:
Managed care and other	$821,699	$1,215,340	$1,551,039	$2,435,103
PBM	597,440	595,583	1,173,723	1,180,897
Total net revenue	1,419,139	1,810,923	2,724,762	3,616,000

Costs and expenses:
Cost of care	583,264	935,814	1,065,318	1,864,475
Cost of goods sold	562,355	558,419	1,104,988	1,118,084
Direct service costs and other operating expenses (1)(2)	231,372	259,152	452,858	528,229
Depreciation and amortization	27,731	33,848	54,707	64,255
Interest expense	4,900	8,678	9,048	17,044
Interest and other income	(1,071)	(3,363)	(2,020)	(5,839)
Total costs and expenses	1,408,551	1,792,548	2,684,899	3,586,248
Income before income taxes	10,588	18,375	39,863	29,752
Provision for income taxes	5,661	4,824	17,467	4,749
Net income	4,927	13,551	22,396	25,003
Less: net loss attributable to non-controlling interest	(573)	—	(851)	—
Net income attributable to Magellan	$5,500	$13,551	$23,247	$25,003

Weighted average number of common shares outstanding — basic	23,108	24,569	23,060	24,460
Weighted average number of common shares outstanding — diluted	24,038	25,407	24,037	25,510

Net income attributable to Magellan per common share — basic	$0.24	$0.55	$1.01	$1.02
Net income attributable to Magellan per common share — diluted	$0.23	$0.53	$0.97	$0.98

Net income	$4,927	$13,551	$22,396	$25,003
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities (3)	22	132	1	(187)
Comprehensive income	4,949	13,683	22,397	24,816
Less: comprehensive loss attributable to non-controlling interest	(573)	—	(851)	—
Comprehensive income attributable to Magellan	$5,522	$13,683	$23,248	$24,816

(1)

Includes stock compensation expense of $11,371 and $10,439 for the three months ended June 30, 2017 and 2018, respectively, and $21,511 and $18,085 for the six months ended June 30, 2017 and 2018, respectively.

(2)

Includes changes in fair value of contingent consideration of $252 and $70 for the three months ended June 30, 2017 and 2018, respectively, and $203 and $303 for the six months ended June 30, 2017 and 2018, respectively.

(3)	Net of income tax provision (benefit) of $14 and $42 for the three months ended June 30, 2017 and 2018, respectively, and $2 and $(59) for the six months ended June 30, 2017 and 2018, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2017	2018
Cash flows from operating activities:
Net income	$22,396	$25,003
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	54,707	64,255
Non-cash interest expense	578	614
Non-cash stock compensation expense	21,511	18,085
Non-cash income tax benefit	(1,520)	(100)
Non-cash amortization on investments	2,094	1,171
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(21,859)	(179,350)
Pharmaceutical inventory	(1,188)	(9,388)
Other assets	(21,974)	(57,398)
Accounts payable and accrued liabilities	(59,372)	50,322
Medical claims payable and other medical liabilities	5,978	89,932
Contingent consideration	203	303
Tax contingencies	764	721
Deferred credits and other long-term liabilities	1,882	16,884
Other	(364)	69
Net cash provided by operating activities	3,836	21,123

Cash flows from investing activities:
Capital expenditures	(26,797)	(37,132)
Acquisitions and investments in businesses, net of cash acquired	(3,200)	—
Purchase of investments	(238,814)	(334,250)
Maturity of investments	233,143	227,446
Net cash used in investing activities	(35,668)	(143,936)

Cash flows from financing activities:
Proceeds from issuance of debt	200,000	—
Payments to acquire treasury stock	(5,000)	(14,323)
Proceeds from exercise of stock options	5,946	21,476
Payments on debt and capital lease obligations	(190,978)	(33,912)
Other	(1,311)	(3,051)
Net cash provided by (used in) financing activities	8,657	(29,810)

Net decrease in cash and cash equivalents	(23,175)	(152,623)
Cash and cash equivalents at beginning of period	304,508	398,732
Cash and cash equivalents at end of period	$281,333	$246,109

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
Healthcare
Managed care and other revenue	$755,270	$1,154,888	$1,420,646	$2,312,489
Cost of care	(583,264)	(935,814)	(1,065,318)	(1,864,475)
Direct service costs and other	(145,914)	(177,990)	(284,882)	(364,236)
Stock compensation expense (1)	3,106	2,742	5,765	5,692
Changes in fair value of contingent consideration (1)	252	70	203	303
Less: non-controlling interest segment loss (2)	(568)	—	(845)	—
Healthcare segment profit	30,018	43,896	77,259	89,773

Pharmacy Management
Managed care and other revenue	66,659	60,603	130,839	122,910
PBM revenue	631,932	642,794	1,238,678	1,274,992
Cost of goods sold	(595,446)	(603,951)	(1,167,283)	(1,208,864)
Direct service costs and other	(74,953)	(70,941)	(150,806)	(146,527)
Stock compensation expense (1)	5,684	1,408	11,414	2,893
Pharmacy Management segment profit	33,876	29,913	62,842	45,404

Corporate and Elimination (3)
Managed care and other revenue	(230)	(151)	(446)	(296)
PBM revenue	(34,492)	(47,211)	(64,955)	(94,095)
Cost of goods sold	33,091	45,532	62,295	90,780
Direct service costs and other	(10,505)	(10,221)	(17,170)	(17,466)
Stock compensation expense (1)	2,581	6,289	4,332	9,500
Less: non-controlling interest segment loss (2)	(1)	—	(2)	—
Corporate and Elimination	(9,554)	(5,762)	(15,942)	(11,577)

Consolidated
Managed care and other revenue	821,699	1,215,340	1,551,039	2,435,103
PBM revenue	597,440	595,583	1,173,723	1,180,897
Cost of care	(583,264)	(935,814)	(1,065,318)	(1,864,475)
Cost of goods sold	(562,355)	(558,419)	(1,104,988)	(1,118,084)
Direct service costs and other	(231,372)	(259,152)	(452,858)	(528,229)
Stock compensation expense (1)	11,371	10,439	21,511	18,085
Changes in fair value of contingent consideration (1)	252	70	203	303
Less: non-controlling interest segment loss (2)	(569)	—	(847)	—
Consolidated segment profit	$54,340	$68,047	$124,159	$123,600

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$10,588	$18,375	$39,863	$29,752
Stock compensation expense	11,371	10,439	21,511	18,085
Changes in fair value of contingent consideration	252	70	203	303
Non-controlling interest segment loss	569	—	847	—
Depreciation and amortization	27,731	33,848	54,707	64,255
Interest expense	4,900	8,678	9,048	17,044
Interest and other income	(1,071)	(3,363)	(2,020)	(5,839)
Segment profit	$54,340	$68,047	$124,159	$123,600

(1)

Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)	The non-controlling portion of AlphaCare's segment loss is excluded from the computation of segment profit.

(3)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018

Net income attributable to Magellan	$5,500	$13,551	$23,247	$25,003
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	4,906	268	9,758	530
Changes in fair value of contingent consideration	252	70	203	303
Amortization of acquired intangibles	8,315	12,726	16,766	24,597
Tax impact	(4,888)	(3,344)	(9,767)	(6,357)
Adjusted net income	$14,085	$23,271	$40,207	$44,076

Net income per common share attributable to Magellan —diluted	$0.23	$0.53	$0.97	$0.98
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.20	0.01	0.40	0.02
Changes in fair value of contingent consideration	0.01	—	0.01	0.01
Amortization of acquired intangibles	0.35	0.51	0.70	0.97
Tax impact	(0.20)	(0.13)	(0.41)	(0.25)
Adjusted earnings per share	$0.59	$0.92	$1.67	$1.73

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

(In millions, except per share amounts)

	April 26, 2018		July 27, 2018
	Low	High	Low	High

Net revenue	$7,500.0	$7,800.0	$7,300.0	$7,500.0
Income before income taxes	165.0	203.0	132.0	170.0
Net income	113.0	137.0	93.0	117.0
Segment profit (1)	365.0	385.0	330.0	350.0
Adjusted net income (1)	151.0	171.0	132.0	152.0
Per share results:
Earnings per share (2)	4.41	5.35	3.65	4.59
Adjusted earnings per share (1)(2)	5.90	6.68	5.18	5.96

(1)	Refer to the Reconciliation of GAAP to Non-GAAP measures table.

(2)	Based on average fully diluted shares of 25.6 million and 25.5 million for previous guidance and current guidance, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	April 26, 2018		July 27, 2018
	Low	High	Low	High

Net income attributable to Magellan	$113.0	$137.0	$93.0	$117.0
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	1.0	1.0	1.0	1.0
Changes in fair value of contingent consideration	—	—	—	—
Amortization of acquired intangibles	51.0	45.0	52.0	47.0
Tax impact	(14.0)	(12.0)	(14.0)	(13.0)
Adjusted net income	$151.0	$171.0	$132.0	$152.0

Net income per common share attributable to Magellan —Diluted	$4.41	$5.35	$3.65	$4.59
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.04	0.04	0.04	0.04
Changes in fair value of contingent consideration	—	—	—	—
Amortization of acquired intangibles	1.99	1.76	2.04	1.84
Tax impact	(0.54)	(0.47)	(0.55)	(0.51)
Adjusted earnings per share	$5.90	$6.68	$5.18	$5.96

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$165.0	$203.0	$132.0	$170.0
Stock compensation expense	37.0	33.0	35.0	33.0
Changes in fair value of contingent consideration	—	—	—	—
Depreciation and amortization	136.0	126.0	137.0	127.0
Interest expense	37.0	33.0	37.0	33.0
Interest income	(10.0)	(10.0)	(11.0)	(13.0)
Segment profit	$365.0	$385.0	$330.0	$350.0

(MGLN-GEN)

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